As filed with the Securities and Exchange Commission on February 28, 2023
Registration No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
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FIGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	46-2005653
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2834 Colorado Avenue, Suite 100
Santa Monica, California 90404
(Address, including zip code, of Registrant’s principal executive offices)

FIGS, INC. 2021 EQUITY INCENTIVE AWARD PLAN
FIGS, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Catherine Spear
Chief Executive Officer
FIGS, Inc.
2834 Colorado Avenue, Suite 100
Santa Monica, California 90404
(424) 500-8209
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Marc D. Jaffe, Esq.
Ian D. Schuman, Esq.
Alison A. Haggerty, Esq.
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
(212) 906-1200
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
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EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 6,508,929 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of FIGS, Inc. (the “Registrant”), issuable under the following employee benefit plans for which a registration statement of the Registrant on Form S-8 (File No. 333-256585) is effective: (i) the FIGS, Inc. 2021 Equity Incentive Award Plan (the “2021 Plan”) and (ii) the FIGS, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statement are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.
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Item 8. Exhibits.

		Incorporated by Reference			Filed Herewith
Exhibit Number	Exhibit Description	Form	Date	Exhibit
4.1	Amended and Restated Certificate of Incorporation of FIGS, Inc.	10-K	02/28/2023	3.1
4.2	Amended and Restated Bylaws of FIGS, Inc.	10-K	02/28/2023	3.2
4.3	Form of Certificate of Class A Common Stock	S-1	05/05/2021	4.1
5.1	Opinion of Latham & Watkins LLP				*
23.1	Consent of Ernst & Young, LLP				*
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)				*
24.1	Power of Attorney (included on signature page)
99.1	FIGS, Inc. 2021 Equity Incentive Award Plan	10-K	02/28/2023	10.3
99.1.1	Form of Stock Option Grant Notice and Agreement under 2021 Equity Incentive Award Plan	S-1/A	05/20/2021	10.6
99.1.2	Form of Restricted Stock Unit Grant Notice and Agreement under 2021 Equity Incentive Award Plan	S-1/A	05/20/2021	10.7
99.2	FIGS, Inc. 2021 Employee Stock Purchase Plan	10-K	02/28/2023	10.6
107.1	Filing Fee Table				*

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 28th day of February, 2023.

FIGS, INC.

By	/s/ Catherine Spear
Catherine Spear
Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of FIGS, Inc., hereby severally constitute and appoint Catherine Spear and Daniella Turenshine, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Catherine Spear	Chief Executive Officer and Director	February 28, 2023
Catherine Spear	(Principal Executive Officer)

/s/ Daniella Turenshine	Chief Financial Officer	February 28, 2023
Daniella Turenshine	(Principal Financial and Accounting Officer)

/s/ Heather Hasson	Director	February 28, 2023
Heather Hasson

/s/ Sheila Antrum	Director	February 28, 2023
Sheila Antrum

/s/ A.G. Lafley	Director	February 28, 2023
A.G. Lafley

/s/ Kenneth Lin	Director	February 28, 2023
Kenneth Lin

/s/ Michael Soenen	Director	February 28, 2023
Michael Soenen

/s/ Jeffrey Wilke	Director	February 28, 2023
Jeffrey Wilke

/s/ J. Martin Willhite	Director	February 28, 2023
J. Martin Willhite